Exhibit 99.1

Contact: Emily Webb
BAM Communications
858-729-8483
Emily@bamcommunications.biz

Fresh Healthy Vending Inks Non-Binding Term Sheet for Exclusive Rights to Revolutionary Frozen Yogurt Robot Kiosk

The Company Will Also Develop an Entirely New Franchise Concept for the Frozen Yogurt Machines

San Diego, Calif.  (January 5th 2016) (OTCQB: VEND) – Fresh Healthy Vending International, Inc., the leading franchisor of healthy-alternative vending machines and micro markets, announces it has signed a non-binding term sheet with Robofusion, for the exclusive franchise distribution rights of the Reis & Irvy’s frozen yogurt robot kiosk in the United States and Canada, excluding Puerto Rico.

The Fro-Style 9 Cube, the latest offering from Robofusion’s interactive robotic kiosks, maintains a footprint of just 12 square feet, but packs quite a punch. The Cube is fully automated, delivering up to 60 servings per hour of customized frozen yogurt goodness. Customers can layer or blend up to three froyo flavors (of nine options) and choose from six toppings.

Fresh Healthy Vending intends to develop an entirely new franchise concept for the frozen yogurt kiosks. With a signed term sheet, the Company will immediately commence preparing and negotiating a definitive license agreement. The Company intends to start marketing the new concept in the spring of 2016, with delivery of the first kiosks in the fall of 2016.

“As the pioneer in the fresh healthy vending space, we were looking for that next great idea that could diversify our Company’s offerings and increase our future growth potential. We believe that the Reis & Irvy’s Kiosk does just that!” said Nicholas Yates, Chairman and founder of the Company. “We have already developed our corporate infrastructure and therefore, we believe that layering another concept on top of our core competencies will allow for us to spread those corporate costs over a larger base of revenues.”

Fresh Healthy Vending has proven its ability to not only package and sell franchises but also secure high quality locations for its franchised vending machines and micro markets. The Company believes the same will hold true for the new Frozen Yogurt Kiosk which is intended for public, high traffic destinations such as hospitals, amusement parks, museums, airports and retail establishments.

“As the world leader in the engineering and manufacturing of interactive robotic kiosks, with deployments both domestically and internationally,” said Allan Jones, CEO of Robofusion and creator of the Frozen Yogurt Kiosk, “we have now found the perfect partner with Fresh Healthy Vending and their proven ability to market, procure locations and install kiosks.”

About Fresh Healthy Vending

Fresh Healthy Vending, based in San Diego, California, is North America's leading healthy vending franchisor. Fresh Healthy Vending pioneered the concept of vending machines stocked with tried-and-tested fresh, healthy snack options to serve the growing market of health -conscious consumers. The Company has over 230 active franchisees throughout the United States, Canada, Puerto Rico and the Bahamas, and continually looks to partner with like-minded entrepreneurs who share its vision.  Currently Fresh Healthy Vending is listed as the 7th of 75 top new franchises  and #1 in category on Entrepreneur Magazine’s Franchise 500 list in 2015.

The Company has booked over 3,300 machines for placement in schools, universities, hospitals, community centers, military bases, airports, fitness facilities, YMCAs, libraries and many other locations.

Fresh Healthy Vending's stock is traded on the OTC Markets, Symbol: VEND.

For more information, please visit: www.freshvending.com

Cautionary note on forward-looking statements

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that expectations are based upon reasonable assumptions, there can be no assurances that goals, results and strategy will be realized. Numerous factors, including risks and uncertainties, terms and availability of financing, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. In addition to statements, which explicitly describe risks and uncertainties, readers are urged to consider statements labeled with such terms as "believes," "belief," "expects," "intends," "feels," "anticipates," "proposes," "proposed," or "plans" to be uncertain and forward-looking. More detailed information on these and additional factors that could affect Fresh Healthy Vending's actual results are described in Fresh Healthy Vending's filings with the Securities and Exchange Commission, including its most recent Form 10-Q for the quarterly period ended September 30, 2015 and its annual report on Form 10-K for the fiscal year ended June 30, 2015. All forward-looking statements in this news release speak only as of the date of this news release and are based on Fresh Healthy Vending's current beliefs and expectations. Fresh Healthy Vending undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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